UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 3, 2005

                            MAVERICK TUBE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                         1-10651                   43-1455766
   (State or other             (Commission File Number)        (IRS Employer
jurisdiction of incorporation)                              Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri              63017
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  (636) 733-1600

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 3, 2005, the Registrant's Board of Directors elected Gerald Hage as a director of the registrant. Mr. Hage, 57, has considerable experience in the oilfield services sector having served in a number of managerial positions with Baker Hughes Incorporated, including President of Baker Oil Tools, as well as having founded two successful entrepreneurial oil service companies during the past fifteen years.

     Mr. Hage has not been appointed to any committees of the Board of Directors, and no determination has been made as to any committees of the Board of Directors to which he may be appointed. There is no arrangement or understanding between Mr. Hage and any other person pursuant to which Mr. Hage was selected as a director of the Registrant, and there is no information required to be disclosed with respect to Mr. Hage pursuant to Item 404(a) of Regulation S-K.

     The Registrant issued a press release announcing the election of Mr. Hage on January 4, 2004. A copy of the press release is attached hereto as Exhibit
99.1 and is incorporated into this Item 5.02 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits

         No.               Description

         99.1              Text of press release dated January 4, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MAVERICK TUBE CORPORATION


Date:  January 5, 2005                  By: /s/ Joyce M. Schuldt
                                            ------------------------- ----------
                                            Joyce M. Schuldt
                                            Vice President, Chief Legal Counsel
                                            and Assistant Secretary